Exhibit 10.5

LOCK-UP AGREEMENT

This Lock-Up Agreement (the “Agreement”) is dated as of February 14, 2024 and is between Tevogen Bio Holdings Inc., a Delaware corporation (formerly known as Semper Paratus Acquisition Corporation, a Cayman Islands exempted company) (the “Company”), SSVK Associates, LLC, a Delaware limited liability company (“Sponsor”), each of the stockholder parties identified on Exhibit A hereto, each of the directors and executive officers of Sponsor identified on Exhibit B hereto and the other Persons who enter into a joinder to this Agreement substantially in the form of Exhibit C hereto with the Company in order to become a “Stockholder Party” for purposes of this Agreement (collectively, the “Stockholder Parties” and together with the Sponsor, the “Locked-Up Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

BACKGROUND:

WHEREAS, the Locked-Up Parties own or will own equity interests in the Company;

WHEREAS, the execution and delivery of this Agreement is a closing condition to that certain Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”) entered into by the Company, Tevogen Bio Inc, a Delaware corporation (“Target”) and Semper Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other transactions, Merger Sub will merge with and into Target, with Target continuing on as the surviving entity (the “Merger”), and as a result of which, (i) Target will become a wholly-owned subsidiary of the Company and (ii) each issued and outstanding security of Target immediately prior to the Effective Time will no longer be outstanding and will automatically be cancelled in exchange for a substantially equivalent security of the Company, all on the terms and conditions set forth in the Merger Agreement;

WHEREAS, in connection with the Domestication, each issued and outstanding Company Class A Ordinary Share of the Company will be converted into one share of Company Common Stock, on the terms and conditions set forth in the Merger Agreement; and

WHEREAS, in connection with the Merger, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on transfer of equity interests in the Company either owned prior to the Closing Date or acquired pursuant to the terms of the Merger Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

INTRODUCTORY MATTERS

1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Action” has the meaning set forth in Section 3.8.

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Lock-Up Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Business Combination” means the Merger and the other transactions contemplated by the Merger Agreement, collectively.

“Change of Control” means any transaction or series of transactions (A) the result of which is that a Person or “group” (within the meaning of Section 13(d) of the Exchange Act) of Persons (other than the Company or any of its Subsidiaries), has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing fifty percent (50%) or more of the voting power of or economic rights or interests in the Company, (B) constituting a merger, consolidation, reorganization or other Merger, however effected, following which either (1) the members of the Board of Directors of the Company immediately prior to such merger, consolidation, reorganization or other Merger do not constitute at least a majority of the Board of Directors of the Company surviving the combination or (2) the voting securities of the Company immediately prior to such merger, consolidation, reorganization or other Merger do not continue to represent or are not converted into fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person resulting from such combination, or (C) the result of which is a sale of all or substantially all of the assets of the Company (as appearing in its most recent balance sheet) to any Person.

“Closing Date” means the closing date of the Merger.

“Company” has the meaning set forth in the Preamble.

“Company Class A Ordinary Shares” means the designated Class A ordinary shares, par value $0.0001 per share, of the Company, prior to the Domestication.

“Company Common Stock” means the Common Stock, par value $0.0001 per share of the Company, following the Domestication and Merger.

“Company Warrants” means the Company’s public warrants and private placement warrants.

“Domestication” means the transfer by way of continuation and deregistration of the Company from the Cayman Islands and the continuation and domestication of the Company as a corporation incorporated in the State of Delaware at least one day prior to the Merger.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Lock-Up” has the meaning set forth in Section 2.1(a).

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“Lock-Up Period” has the meaning set forth in Section 2.1(d).

“Lock-Up Securities” has the meaning set forth in Section 2.1(d).

“Lock-Up Shares” has the meaning set forth in Section 2.1(d).

“Lock-Up Warrants” has the meaning set forth in Section 2.1(d).

“Locked-Up Parties” has the meaning set forth in the Preamble.

“Merger” has the meaning set forth in the Background.

“Merger Agreement” has the meaning set forth in the Background.

“Merger Sub” has the meaning set forth in the Background.

“Permitted Transferees” has the meaning set forth in Section 2.1(d).

“Stockholder Parties” has the meaning set forth in the Preamble.

“Trading Day” means any day on which shares of Company Common Stock are actually traded on the principal securities exchange or securities market on which the Company Common Stock are then traded.

“Transfer” has the meaning set forth in Section 2.1(d).

1.2 Construction. Unless the context otherwise requires: (a) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (b) “or” is disjunctive but not exclusive, (c) words in the singular include the plural, and in the plural include the singular, and (d) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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ARTICLE II

LOCK-UP

2.1 Lock-Up.

(a) Subject to Section 2.1(b), each Locked-Up Party shall not Transfer any Lock-Up Securities until the end of the Lock-Up Period (the “Lock-Up”).

(b) Each Locked-Up Party or any of its Permitted Transferees may Transfer any Lock-Up Securities it holds during the Lock-Up Period (a) to other Locked-Up Parties or any direct or indirect partners, members or equity holders of such Locked-Up Party, any Affiliates of such Locked-Up Party or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates; (b) by gift to a charitable organization; or, in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the primary beneficiaries of which are one or more members of the individual’s immediate family or an Affiliate of such Person; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; or (e) to the Company, in each case of clauses (a)–(d), if the transferee is not another Locked-Up Party, subject to prior receipt by the Company of a duly executed joinder to this Agreement substantially in the form of Exhibit C hereto.

(c) Notwithstanding the provisions set forth in this Section 2.1, if the Lock-Up Period is scheduled to end during a Blackout Period or within five (5) Trading Days prior to the commencement of a Blackout Period, the Lock-Up Period shall end ten (10) Trading Days prior to the commencement of the Blackout Period (the “Blackout-Related Release”); provided that the Company shall announce the date of the expected Blackout-Related Release through a major news service, or on a Form 8-K, at least two (2) Trading Days in advance of the Blackout-Related Release.

(d) For purposes of this Section 2.1:

(i) The term “Blackout Period” means a broadly applicable and regularly scheduled period during which trading in the Company’s securities would not be permitted under the Company’s insider trading policy.

(ii) The term “Lock-Up Period” means the period beginning on the Closing Date and ending on the date that is the earlier of (A) six months after the completion of the Business Combination and (B) subsequent to the Business Combination, (x) if the closing price of the Company Common Stock equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of Company Common Stock for cash, securities or other property.

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(iii) The term “Lock-Up Securities” means, collectively, the Lock-Up Shares and the Lock-Up Warrants.

(iv) The term “Lock-Up Shares” means with respect to any Locked-Up Party and its respective Permitted Transferees, shares of Company Common Stock held by such Person immediately following the closing of the Merger other than any shares purchased pursuant to a subscription agreement.

(v) The term “Lock-Up Warrants” means the Company Warrants held by any Locked-Up Party immediately following the closing of the Merger and any shares of Company Common Stock received upon exercise of such Company Warrants.

(vi) The term “Permitted Transferees” means, prior to the expiration of the Lock-Up Period, any Person to whom such Locked-Up Party or any other Permitted Transferee of such Locked-Up Party is permitted to transfer such Lock-Up Securities pursuant to Section 2.1(b).

(vii) The term “Transfer” means the (A) sale of, offer to sell, contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase or otherwise dispose of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

(e) Each Shareholder Party shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-Up Period so long as no Transfers of such Shareholder Party’s Lock-Up Securities in contravention of this Section 2.1 are effected prior to the expiration of the applicable Lock-Up Period.

(f) Each Locked-Up Party also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Lock-Up Securities except in compliance with the foregoing restrictions and to the addition of a legend to such Locked-Up Party’s Lock-Up Securities describing the foregoing restrictions.

(g) For the avoidance of doubt, each Locked-Up Party shall retain all of its rights as a shareholder of the Company with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares.

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ARTICLE III

GENERAL PROVISIONS

3.1 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Company, to:

Tevogen Bio Holdings Inc.

15 Independence Boulevard, Suite #410

Warren, New Jersey 07059

Attention: Dr. Ryan Saadi, Chief Executive Officer and Chairperson

Email: ryan.saadi@tevogen.com

with a copy (not constituting notice) to:

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

Attn: William Intner

E-mail: william.intner@hoganlovells.com

If to any Shareholder Party, to such address indicated on the Company’s records with respect to such Shareholder Party or to such other address or addresses as such Shareholder Party may from time to time designate in writing.

3.2 Amendment; Waiver.

(a) The terms and provisions of this Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by the Company and the Locked-Up Parties holding a majority of the shares then held by the Locked-Up Parties in the aggregate as to which this Agreement has not been terminated.

(b) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

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(c) No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d) The Company and any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to (i) in the case of a waiver by the Company, the applicable Locked-Up Parties, and (ii) in the case of a waiver by a Locked-Up Party, the Company.

(e) Notwithstanding anything to the contrary, any amendment, modification or waiver of any provision herein that would (i) adversely affect any Locked-Up Party, or (ii) disproportionately affect any Locked-Up Party as compared to any other Locked-Up Party, in each case, will not bind any such Locked-Up Party without such Locked-Up Party’s prior written approval.

3.3 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

3.4 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 3.4 shall be null and void, ab initio.

3.5 Effectiveness; Termination. Other than Article III, this Agreement shall take effect if and only when the Closing is consummated. If the Merger Agreement is terminated in accordance with its terms, this Agreement shall be null and void, ab initio.

3.6 Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto, any right or remedies under or by reason of this Agreement, as a third party beneficiary or otherwise.

3.7 Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

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3.8 Jurisdiction. Any claim, action, suit, assessment, arbitration or proceeding (an “Action”) based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 3.8.

3.9 Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.9.

3.10 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.10 shall not be required to provide any bond or other security in connection with any such injunction.

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3.11 Entire Agreement. Except as otherwise set forth herein, this Agreement constitutes the full and entire understanding and agreement among the parties relating to the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of the Company or any of the Locked-Up Parties under any other agreement between any of the Locked-Up Parties and the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of any of the Locked-Up Parties or the Company under this Agreement.

3.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.13 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.14 Several Liability. The liability of any Locked-Up Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Locked-Up Party be liable for any other Locked-Up Party’s breach of such other Locked-Up Party’s obligations under this Agreement.

3.15 Effectiveness. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement on the day and year first above written.

TEVOGEN BIO HOLDINGS INC.

By:
Name:
Title:

SSVK ASSOCIATES, LLC

By:
Name:
Title:

RYAN SAADI

/s/ Ryan Saadi

Exhibit A

1. None

Exhibit B

1. [●]

Exhibit C

FORM OF JOINDER TO LOCK-UP AGREEMENT

[______], 20__

Reference is made to the Lock-Up Agreement, dated as of February 14, 2024, by and among Tevogen Bio Holdings Inc. (the “Company”) and the other Locked-Up Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Lock-Up Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lock-Up Agreement.

Each of the Company and each undersigned holder of shares of the Company (each, a “New Locked-Up Party”) agrees that this Joinder to the Lock-Up Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Locked-Up Party hereby agrees to and does become party to the Lock-Up Agreement as a Locked-Up Party. This Joinder shall serve as a counterpart signature page to the Lock-Up Agreement and by executing below each undersigned New Locked-Up Party is deemed to have executed the Lock-Up Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW LOCKED-UP PARTY]

By:
Name:
Title

SEMPER PARATUS ACQUISITION CORP

By:
Name:
Title: